Supplementary Report of Independent Auditors


The Board of Managers and Contract Owners
IDS Life Variable Annuity Fund A


In planning and performing our audit of the financial statements of IDS Life Variable Annuity Fund A for the year ended December 31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of IDS Life Variable Annuity Fund A is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and udgments by management are required to assess the expected enefits and related costs of internal control structure polices and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not bsolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed n accordance with management s authorization and recorded properly to permit preparation of financial statements in conformity ith generally accepted accounting principles.

Because of inherent limitations in any internal control structure, rrors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods s subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design nd operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation f the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial tatements being audited may occur and not be detected within timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1996.

This supplementary report is intended solely for the information and use of management and the Securities and Exchange Commission.

We consent to the use of this supplementary report in connection ith the filing of the report on Form N-SAR of IDS Life Variable
Annuity Fund A with the Securities and Exchange Commission.



Minneapolis, Minnesota
February 3, 1997